UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2020

ALL STATE PROPERTIES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-12895	32-0252180
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

106 Glenwood Drive
Liverpool, N.Y. 13090
(Address of principal offices)

(315) 451-7515
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) unde the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.03 Material Modification to Rights of Security Holders.

On May 28, 2020, the majority of the shareholders and board of directors of the Registrant approved a name change for the Registrant to Petro U.S.A., Inc. to reflect a change in the business to become an operator of truck stops and travel centers in the United States, offering diesel fuel and gasoline, full service and fast food restaurants, maintenance and repair service for trucks, and groceries and convenience goods, among other products and services.

The majority of the shareholders and board of directors of the Registrant approved a 100,000 to 1 reverse split of all issued common shares from its current 2,964,181,540 issued and outstanding shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2020	All State Properties Holdings, Inc.

By: /s/ Joseph C. Passalaqua
Joseph C. Passalaqua, Chief Executive Officer